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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT
                  AND REPORT ON FINANCIAL STATEMENT SCHEDULES

The Board of Directors
Newmark Homes Corp.:

     The audits referred to in our report dated February 14, 1997, included the related financial statement schedules as of December 31, 1996, and for each of the years in the three-year period ended December 31, 1996, included in the registration statement. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" and "Selected Financial and Operating Data" in the prospectus.

/s/ KPMG PEAT MARWICK LLP

Dallas, Texas

January 27, 1998